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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) ................October 6, 1997

                         Service Systems International, Ltd.
 ................................................................................
                (Exact name of registrant as specified in its charter)

      Nevada                         0-21753                        88-0263701
   .............................................................................
(State or other jurisdiction        (Commission                    (IRS Employer
of incorporation)                   File Number)                     Ident. No.)

                 2800 Ingleton Avenue, Burnaby, B.C. Canada  V5C 6G7
 ......................................................................
           (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:  (604) 451-1069

      .....................................................................
            (Former name or former address, if changed since last report.)

Item 4.  Change in Registrant's Certifying Accountant.

    On October 14, 1997, the Registrant's Board of Directors elected to engage, as the principal accountant to audit the Registrant's financial statements, the firm of Elliott Tulk Pryce Anderson, Chartered Accountants, of Vancouver, British Columbia, Canada for the fiscal year ended August 31, 1997. Elliott Tulk Pryce Anderson has audited the financial statements of the Registrant's majority-owned subsidiary, UV Systems Technology, Inc., through which the Registrant conducts most of its business, for the past two fiscal years. The Registrant's previous accountant was Winter, Scheifley and Associates, P.C., of Englewood, Colorado.

The Registrant further states that:

    a) the former auditors reports on financial statements for either of the last two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

    b) during the last two fiscal years and subsequent interim period through the date of dismissal there were no disagreements or reportable events with the former accountants.

Item 9.  Sales of Equity Securities Pursuant to Regulation S

    On October 6, 1997, the Registrant sold to one Swiss, one Uraguayan, and one Spanish investor, in Regulation S transactions, 12% Series A Senior Subordinated Convertible Redeemable Debentures in the aggregate principal face amount of $243,750 for a price of $195,000.

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    Each Debenture is due on July 31, 1998, if not redeemed or converted before that date. The conversion price per share of common stock is the lower of (a) 80% of the closing bid price of the common stock for the business day immediately preceding the date of receipt by the Company of Notice of conversion or (b) 80% of the average of the closing bid price of the common stock for the 5 business days of trading immediately preceding the date of conversion as reported on the NASDAQ Bulletin Board.

                             SERVICE SYSTEMS INTERNATIONAL, LTD.


Date:  October 21, 1997      By: /s/ Kenneth Fielding
                             Kenneth Fielding, President

                             Service Systems International,  Ltd.
                              (Registrant)